                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          17570 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48076

                                                                   June 23, 2003

Dear Stockholder:

     It is my pleasure to invite you to attend the 2003 Annual Meeting of Stockholders of Superior Consultant Holdings Corporation. The meeting will be held at 9:00 a.m. local time on Thursday, July 24, 2003, at the Westin Southfield-Detroit Hotel, 1500 Town Center, Southfield, Michigan 48075.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you expect to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will take the place of your proxy.

     I look forward to seeing you at the meeting. On behalf of the management and directors of Superior Consultant Holdings Corporation, I want to thank you for your continued support and confidence in the Company.

                                          Sincerely,

                                          -s- RICHARD D. HELPPIE, JR.

                                          Richard D. Helppie, Jr.
                                          Chief Executive Officer and Director

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          17570 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48076

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 24, 2003

To the Stockholders of Superior Consultant Holdings Corporation:

     We will hold our Annual Meeting of Stockholders of Superior Consultant Holdings Corporation, a Delaware corporation (the "Company"), at the Westin Southfield-Detroit Hotel, 1500 Town Center, Southfield, Michigan 48075 on Thursday, July 24, 2003, at 9:00 a.m. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect three directors to the Board of Directors of the Company, each to serve for a term of three years; and

     2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock, par value $0.01 per share, at the close of business on May 26, 2003, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement. For ten days prior to the meeting, we will keep a list of stockholders entitled to vote at the meeting with the address of and number of shares held by each on file (i) at the offices of the Company at 17570 West Twelve Mile Road, Southfield, Michigan 48076, (ii) at the offices of the Company's transfer agent, Computershare Investor Services, LLC, 7550 Lucerne Drive, Suite 103, Cleveland, Ohio 44130 and (iii) at the meeting place at the Westin Southfield-Detroit Hotel, 1500 Town Center, Southfield, Michigan 48075. Any stockholder may inspect this list at any time during usual business hours. We will also make the list available for inspection by any stockholder during the meeting.

     We urge stockholders who cannot attend the meeting to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

     The annual report of the Company for the fiscal year ended December 31, 2002, is being mailed to all stockholders of record and accompanies this Proxy Statement.

                                          For the Board of Directors,

                                          SUSAN M. SYNOR
                                          Secretary
Southfield, Michigan
June 23, 2003

                            YOUR VOTE IS IMPORTANT.
          PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY,
             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          17570 WEST TWELVE MILE ROAD
                           SOUTHFIELD, MICHIGAN 48076

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

     The following information is provided in connection with the solicitation of proxies for the 2003 Annual Meeting of Stockholders of Superior Consultant Holdings Corporation, a Delaware corporation (the "COMPANY" or "SUPERIOR"(1)), to be held on July 24, 2003, and any adjournments thereof (the "ANNUAL MEETING"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                                VOTING OF SHARES

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about June 23, 2003, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "BOARD") for the Annual Meeting.

     Each share of Superior's common stock, par value $0.01 per share (the "COMMON STOCK"), represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Any other matters that may be submitted at the meeting shall be determined by a majority of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will not be counted in determining whether the requisite affirmative vote was obtained in such matters. If no directions are given and the signed card is returned, the persons named in the proxy card will vote the shares for the election of all listed nominees, and at their discretion on any other matter that may properly come before the meeting in accordance with their best judgment. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the meeting by delivering to us a proxy bearing a later date, by written revocation or by attending in person and casting a ballot.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

     Proxies are solicited to give all stockholders of record on May 26, 2003 (the "RECORD DATE") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy. As of May 26, 2003, 10,764,891 shares of Common Stock were issued and outstanding, excluding treasury shares.

---------------
(1) Unless the context otherwise indicates, all references to "Superior" or the "Company" include the Company's principal operating subsidiary, Superior Consultant Company, Inc.

                      MEETINGS OF THE BOARD OF DIRECTORS,
                   BOARD COMMITTEES AND COMMITTEE COMPOSITION

GENERAL

     The business affairs of Superior are managed under the direction of the Board. Members of the Board are kept informed through various reports and documents sent to them on a regular basis, through operating and financial reports routinely presented at Board and committee meetings by the Chief Executive Officer, Chief Financial Officer and other officers, and through other means.

     During 2002, the Board held five regularly scheduled meetings, three special telephonic meetings and acted by unanimous written consent on three additional occasions.

     Biographical information on the director nominees and the directors serving unexpired terms is set forth herein under the caption "Item No. 1 -- Election of Directors."

COMMITTEES

     In October 1996, the Board formed the Audit Committee and the Compensation Committee to assist the Board in carrying out its duties. In February 1998, the Board formed the Nominating Committee to assist the Board in carrying out its duties. In February 1999, the Board formed the Acquisition Committee to assist the Board in carrying out its duties. In April 2003, the Board formed the Investment Committee to assist the Board in carrying out its duties.

     The NOMINATING COMMITTEE currently has three members, two of whom are independent, non-employee directors. Members of the committee are Richard P. Saslow, Reginald M. Ballantyne III and John L. Silverman, its Chairperson. This Committee did not meet during 2002 because all nominations of directors for the 2002 annual meeting were made by the full Board.

     The AUDIT COMMITTEE currently has three members: Mr. Silverman, Satish K. Tyagi and Douglas S. Peters, its Chairperson. The Audit Committee considers the adequacy of our internal controls and the objectivity and integrity of financial reporting, reviews the fees to be paid to the independent accountants and meets with the independent certified public accountants and appropriate Company financial personnel about these matters. The Audit Committee Report is set forth below. The Board has adopted a written charter for the Audit Committee. Each member of the Audit Committee is an "independent director," as such term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. This Committee met five times during 2002.

     The COMPENSATION COMMITTEE has three members, all of whom are independent, non-employee directors. Members of the committee are Ronald V. Aprahamian, Mr. Peters and Mr. Silverman, its Chairperson. This committee monitors and makes recommendations to the Board with respect to compensation programs for directors and officers, administers compensation plans for executive officers, and provides oversight with respect to compensation and employee benefit plans. Its Report on Executive Compensation is set forth herein under the caption "Compensation Committee Report on Executive Compensation." The Committee has responsibility for determining the nature, timing and amount of awards and grants under our Long-Term Incentive Plan (the "INCENTIVE PLAN") to those employees subject to the requirements of Section 16(b) under the Securities Exchange Act. The Compensation Committee met twice during 2002.

     The INVESTMENT COMMITTEE currently has three members: Richard D. Helppie, Jr., Mr. Silverman and Mr. Tyagi. This committee was formed by the Board on April 22, 2003 to represent Superior in negotiation of an investment by Camden Partners.

     The ACQUISITION COMMITTEE currently has five members, two of whom are independent, non-employee directors. Members of the committee are Mr. Helppie, Charles O. Bracken, Mr. Saslow, Mr. Silverman and Mr. Ballantyne. This committee is vested with the authority to approve, authorize and consummate any acquisition that qualifies as an "immaterial acquisition" under accounting principles generally accepted in the United States of America and certain other standards set forth by the Board. The Acquisition Committee did not meet during 2002.

COMPENSATION OF DIRECTORS

     Pursuant to the terms of the formula program of the Long-Term Incentive Plan, each of our directors who is not otherwise employed by Superior automatically will be granted an option to purchase 5,000 shares of Common Stock upon the day the director joins the Board and again thereafter on or about each anniversary of the day the director joined the Board during his or her term, for so long as he/she remains a director. The options will have an exercise price equal to the fair market value of the Common Stock as of the grant date. 3,000 of the shares subject to each option will be fully vested on the date of the grant, and the remaining 2,000 shares subject to the option will become fully vested on the first anniversary of the date of the grant, provided that the director/grantee shall have attended all regularly scheduled meetings of the Board and shall have participated in not less than 80% of all Board conference calls scheduled on notice of not less than 48 hours. In 2003, the Board granted a discretionary option to purchase an additional 5,000 shares of Common Stock to each non-employee director under the terms of the Long-Term Incentive Plan. These options have an exercise price equal to the fair market value of the Common Stock as of the grant date. One thousand shares subject to the option were fully vested on the date of grant, and the remaining 4,000 shares subject to the option will become fully vested on the first anniversary of the date of the grant, provided that the director shall have attended all regularly scheduled meetings of the Board and shall have participated in not less than 80% of all Board conference calls scheduled on notice of not less than 48 hours. In addition, each non-employee director receives an annual fee of $10,000 in compensation for attendance at four regularly scheduled Board meetings, and for participation in special meetings of the Board and Board conference calls. Directors also receive a $5,000 annual stipend, $5,000 in additional compensation for membership on each of the Audit Committee and Compensation Committee, $1,000 compensation for membership in any other active committee and $10,000 in additional compensation for the chairperson of the Board. Directors are also reimbursed for travel expenses incurred in connection with attending board and committee meetings.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three independent directors and reviews our financial reporting process on behalf of the Board. The Committee operates under a written Charter adopted by the Board. A Charter for the Committee was first adopted on April 22, 1997, and amended from time to time thereafter, most recently in October 2001. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the United States of America and whether our financial statements fairly present the financial position and results of operations of Superior.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 ("Independence Discussions with Audit Committees") and discussed with them their independence from Superior and its management.

     The following table sets forth the aggregate fees billed to us for services rendered during the year ended December 31, 2002, by our independent auditors, Grant Thornton LLP:

Audit Fees including Quarterly Reviews......................    $113,000
Financial Information Systems Design and Implementation
  Fees......................................................    $      0
All Other Fees..............................................    $ 72,000

     Items included in the All Other Fees category principally include tax return preparation services, as well as services related to general corporate matters. The Audit Committee considered whether the provision of services for All Other Fees is compatible with maintaining Grant Thornton's independence and does not believe any impairment of independence exists.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Douglas S. Peters, Chairperson
                                          John L. Silverman
                                          Satish K. Tyagi

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     Pursuant to our Certificate of Incorporation the number of directors shall be not less than three (3) nor more than fifteen (15), with the actual number being set from time to time by the Board. The Board has determined that the number of directors shall currently be set at nine (9). There is currently one vacancy on the Board. The three employee directors on the Board are the Chief Executive Officer, Vice President/ General Counsel and Executive Vice President. The Board is divided into three classes with staggered, three-year terms so that the term of one class expires at each annual meeting of stockholders. Directors are elected by a plurality of the votes cast.

     The following nominees have been selected and approved by the Board for submission to the stockholders: Charles O. Bracken, Douglas S. Peters and Satish
K. Tyagi, each to serve a three-year term expiring at the 2006 Annual Meeting. Except as otherwise specified in the proxy, proxies will be voted FOR election of these nominees.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board; however, management knows of no reason why any nominee should be unable or unwilling to serve. All of the nominees have consented to be named as nominees and to serve as directors if elected.

     A brief listing of each nominee and each director serving an unexpired term follows.

                         NOMINEES FOR ELECTION AT THIS
                       MEETING TO TERMS EXPIRING IN 2006:

                THE BOARD RECOMMENDS A VOTE "FOR" THESE NOMINEES

     Charles O. Bracken (age 53) has served as a Director since January 1999 and has served as our Executive Vice President since joining Superior in March 1987. Mr. Bracken has more than 30 years of experience in the healthcare and information systems industries. Prior to joining Superior, Mr. Bracken spent three years as Vice President of Marketing of a healthcare information software firm, preceded by 10 years of related experience in healthcare information systems management, including positions as Chief Information Officer for single and multi-hospital corporations.

     Douglas S. Peters (age 59) has served as a Director since August 1996. Mr. Peters served as the President and Chief Executive Officer of Jefferson Health System from its formation in 1995 until 2002. Previous to that, Mr. Peters served in the same capacity for Main Line Health, Inc. Mr. Peters was a Senior Vice President with Blue Cross Blue Shield of Illinois and prior to that was the President of Henry Ford Health System. Mr. Peters has 36 years of healthcare industry experience. Mr. Peters is also a director of the Philadelphia Contributionship, and he is a Fellow of the American College of Healthcare Executives ("ACHE").

     Satish K. Tyagi (age 46) has served as a Director since April 2001. Mr. Tyagi has been a Principal Partner with Delta Capital & Research ("DC&R") since he founded DC&R in 2000. He is also engaged with Schroder Ventures Life Sciences as Venture Partner. From 1997 until 2000, Mr. Tyagi was Managing Director, Institutional Research at SG Cowen Securities Corp. Prior to that he was Managing Director, Equity Research at Jefferies Group, Inc. Mr. Tyagi has over 18 years of experience in the healthcare industry, including six years in healthcare management consulting.

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2004:

     Reginald M. Ballantyne III (age 59) has served as a Director since August 1996. Mr. Ballantyne was initially appointed to our Advisory Council in 1995. He has held the position of Corporate Officer and Senior Vice President, Market Strategy and Government Affairs, for Vanguard Health Systems, Inc. since May 2001. From 1984 to 2001, he served as President of PMH Health Resources, Inc. ("PMH"), a not-for-profit, multi-unit healthcare organization whose mission was serving a large indigent and disadvantaged patient population in the Phoenix, Arizona, area. In February 2001, PMH filed a reorganization/section 363 proceeding in order to implement the sale of the business and assets of PMH to Vanguard Health Systems, Inc. ("Vanguard"). Prior to serving as President of PMH, Mr. Ballantyne served as President of Phoenix Memorial Hospital. Mr. Ballantyne was elected Chairman of the American Hospital Association ("AHA") in 1997 and served as Speaker of the AHA House of Delegates in 1998. He is a Fellow of the American College of Healthcare Executives ("ACHE") and a recipient of the ACHE Gold Medal Award for Management Excellence. Mr. Ballantyne also served as a member of the national Board of Commissioners for the Joint Commission on Accreditation of Healthcare Organizations and as Chairman of the AHA Committee of Commissioners.

     John L. Silverman (age 61) has served as our Chairman since March 2003 and as a Director since October 1997. Mr. Silverman is currently an independent consultant to the healthcare industry. From 1995 through 1997, he served as Chief Executive Officer of AsiaCare, Inc., a southeast Asian healthcare investment company. From 1990 to August 1997, he was the Vice President and Chief Financial Officer of Chi Systems, Inc., a healthcare consulting company. Mr. Silverman is currently a director of Integrated Health Services, Inc., MHM Services, Inc., Tangerine Technologies, Inc. and DocNet.com Inc.

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2005:

     Ronald V. Aprahamian (age 56) has served as Director since October 2000. He served as our Chairman from October 2000 to March 2003. Previously, Mr. Aprahamian served as Chairman and Chief Executive Officer of Compucare, Inc. and The Compucare Company. Mr. Aprahamian has served as Chairman of the Center for Healthcare Information Management, and is a board member and investor of Sunrise Assisted Living, Inc. Mr. Aprahamian was a director of Metrocall, Inc. from May, 1995 until September, 2002. He currently serves as a consulting director at Riggs National Bank of Washington, D.C.

     Richard D. Helppie, Jr. (age 47) has served as our Chief Executive Officer since he founded Superior in 1984. He also served as our President from May 1984 to January 1999, and as Chairman from May 1984 to October 2000. Mr. Helppie also currently serves as a Director of Superior. Mr. Helppie has more than 28 years of experience in the healthcare and information systems industries. He currently serves as a director of Neoforma, Inc. and Med-i-Bank Inc.

     Richard P. Saslow (age 56) has served as a Director since August 1996. Mr. Saslow practiced business law and commercial litigation with the firm of Butzel Long, PC from January 1991 to January 1997. Prior to that period, Mr. Saslow practiced law with the firm of Butzel, Keidan, Simon, Meyers & Graham from 1974 to 1990. Mr. Saslow joined Superior in January 1997 and has served since that time as Vice President and General Counsel.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

     The Compensation Committee of our Board of Directors (the "COMMITTEE") is responsible for (i) establishing compensation programs for our executive officers, designed to attract, motivate and retain key executives responsible for our success; (ii) administering and maintaining such programs in a manner that will benefit our long-term interests and our stockholders; and (iii) determining the compensation of our Chief Executive Officer. The Committee is comprised of three directors, Douglas S. Peters, John L. Silverman and Ronald V. Aprahamian. None of these directors has ever served as an employee of the Company.

     This report describes the philosophy that underlies the cash and equity-based components of our executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to our Chief Executive Officer and our executive officers in general.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committee believes that our executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that help build value for our stockholders. Within this overall philosophy, the Committee bases the compensation program on the following principles:

     COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     Our executive compensation program is designed to link executive pay to our performance and to provide an incentive to executives to manage us with a principal view of enhancing stockholder value.

     Generally, our executive compensation program makes a significant portion of each executive's cash compensation contingent upon growth and improvement in our results of operations, with the potential to earn exceptional rewards for exceptional performance. More specifically, the program is designed to provide compensation for meeting and exceeding internal goals and to provide incentives to increase the market value of our Common Stock. The program is also designed to attract and retain talented executives who are essential to our long-term success within a highly competitive industry that demands unique talents, skills and capabilities.

     Compensation criteria are evaluated annually to ensure they are appropriate and consistent with the business objectives which are important in meeting our earnings per share, operating profits and revenue goals and in enhancing stockholder value. Our executive compensation policies and programs are intended to: (i) provide rewards contingent upon Company and individual performance; (ii) link executive compensation to sustainable increases in and the preservation of stockholder value; (iii) promote teamwork among executives and our other employees; (iv) retain a strong management team; and (v) encourage personal and professional development and growth.

     BASE SALARY. The Committee reviews the compensation of each of our executive officers not less than annually. The Committee's review takes into consideration both our performance with respect to earnings per share, operating profits and revenue, and also the duties and performance of each executive. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to determine the weight of each factor considered. The Committee also considers equity and fairness when comparing base salaries of executives.

     INCENTIVE BONUSES. Each of our Named Executive Officers was covered under a bonus plan in 2002. Named Executive Officers had annual and other periodic bonus opportunities in amounts up to $160,000. The bonus paid to each Named Executive Officer, if any, is discretionary up to the dollar levels in their respective bonus plans and may be based on various factors, such as financial performance criteria.

     EXECUTIVE COMPENSATION IN 2002. The aggregate compensation opportunity, including both salary and bonus, of the Named Executive Officers as a group in 2002 was $1,633,000. However, the Named Executive Officers received actual compensation in 2002 of only $1,147,000 due to our financial performance. The Named Executive Officers voluntarily forfeited a portion of their salaries and did not receive bonuses in 2002.

     LONG-TERM INCENTIVE COMPENSATION PLAN

     The Committee believes that the granting of stock options and other forms of equity compensation is an important method of rewarding and motivating management by aligning management's interests with those of our stockholders on a long-term basis. In addition, the Committee recognizes that we conduct our business in an increasingly competitive industry and that, in order for us to remain highly competitive and at the same time pursue a high-growth strategy, we must employ the best and most talented executives and managers who possess demonstrated skills and experience. We believe that stock options and other forms of equity compensation have given and continue to give us a significant advantage in attracting and retaining such employees. The Committee believes the Incentive Plan is an important feature of our executive compensation package. Under the Incentive Plan, the Committee may grant options and other forms of equity compensation to executive officers who are expected to contribute materially to our future success. In determining the size of stock option and other equity grants, the Committee focuses primarily on our performance and the perceived role of each executive in accomplishing such performance objectives, as well as the satisfaction of individual performance objectives. The Committee also considers the number of options held, if any, by each executive when making option grants to executive officers. Mr. Helppie received an option grant on January 7, 2002, in connection with our stock option exchange program. Mr. Helppie received an option grant on November 11, 2002, in connection with a special stock program. Also, Mr. Helppie received an option grant on February 28, 2002. The other Named Executive Officers received option grants on February 28, 2002.

     The Committee intends to continue using stock options and other forms of equity compensation as the primary long-term incentive for our executive officers, as they generally provide rewards to executives only to the extent our stock price increases after the options or other equity awards are granted. The Committee feels that stock options and other equity awards granted under the Incentive Plan are an appropriate means to provide executives with incentives that closely align their interests with those of stockholders and thereby encourage them to promote our ongoing success.

     In February 1999, the Board authorized the creation of the Nonstatutory Stock Option Plan (the "NONSTATUTORY PLAN") and reserved 1,000,000 shares of Common Stock for issuance under the Nonstatutory Plan. Under the Nonstatutory Plan, we may grant stock options in connection with our acquisitions and other special circumstances. The Nonstatutory Plan has substantially the same form, terms and substance as our Incentive Plan, except that grants issued under the Nonstatutory Plan will not qualify as "incentive stock options" for tax purposes, and our directors and executive officers are not eligible to receive grants under the Nonstatutory Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     It is the responsibility of the Committee to comply with the provisions of
Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limit to $1,000,000 the amount of our federal income tax deduction for compensation paid to each of the Chief Executive Officer and the other four most highly paid executive officers. The Committee believes that our current compensation arrangements, which are primarily based on performance, are appropriate and in our best interests and the best interests of our stockholders, without regard to tax considerations. Thus, if the tax laws or their interpretation change or other circumstances occur which might make some portion of the executive compensation non-deductible for federal tax purposes, the Committee would not anticipate making significant changes in the basic philosophy and practices reflected in our executive compensation program.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's salary, bonus and long-term awards follow the policies set forth above, and are based on both our performance and the satisfaction of individual performance objectives. For the 2002 fiscal year, Mr. Helppie was paid approximately $328,000, and Mr. Helppie received an option to purchase 18,750 shares of Common Stock on January 7, 2002, in connection with our stock option exchange program, an option to purchase 20,000 shares of Common Stock on February 28, 2002, in connection with his annual compensation review and an option to purchase 4,464 shares of Common Stock on November 11, 2002, in connection with a new stock option compensation program. Mr. Helppie did not receive a bonus in 2002.

     The foregoing report has been approved by all of the members of the Committee.

                                          THE COMPENSATION COMMITTEE

                                          John L. Silverman, Chairperson
                                          Ronald V. Aprahamian
                                          Douglas S. Peters

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ronald V. Aprahamian served as a member of our Compensation Committee in 2002. In October 2000, we issued 200,000 shares of common stock to Mr. Aprahamian, for which he paid in part by issuing a promissory note to Superior in the amount of $305,540. Effective July 25, 2002, the promissory note was amended to reduce the interest rate from 9.5% per annum to a per annum rate equal to the prime rate plus 1%. The effective interest rate at December 31, 2002 was 5.25%. The note was also amended to extend the payment due date of all unpaid accrued interest and principal to December 31, 2003. The largest amount of indebtedness outstanding under such note during fiscal 2002 was approximately $366,000 as of December 31, 2002. In May 2001, in connection with the purchase of common stock from a former executive of ours, Mr. Aprahamian assumed an existing term promissory note payable to Superior bearing interest at 7.71% per annum and provides for equal annual payments of principal and interest of $25,000, payable on December 31 of each year, with the entire unpaid principal balance due on December 31, 2015. The largest amount of indebtedness outstanding under such note during fiscal 2002 was approximately $211,000 as of December 29, 2002.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on our Common Stock against the NASDAQ Market Index and our selected peer group of providers of consulting and/or information services (the "Peer Group"). The graph assumes that $100 was invested on December 31, 1997, in our Common Stock, at a price of $24.75 per share, the NASDAQ Market Index and the Peer Group, and that all dividends were reinvested.

         PERFORMANCE GRAPH FOR SUPERIOR CONSULTANT HOLDINGS CORPORATION
                  Prepared by Media General Financial Services
         Produced on March 24, 2003 including data to December 31, 2002

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------------------------------
                                             12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
-------------------------------------------------------------------------------------------------------------------
  Superior Consultant Holdings Corporation     100.00      145.00       47.50        9.17       28.00        8.80
  NASDAQ Market Index                          100.00      141.04      186.38      112.28      140.40       41.89
  Peer Group Index                             100.00      141.04      248.76      156.35      124.64       86.94

NOTES:

(1) The Peer Group return is weighted by market capitalization.

(2) The Peer Group is comprised of the common stock of the following companies:
    Computer Task Group Inc.; Compuware Corp.; DAOU Systems, Inc.; Electronic Data Systems; First Consulting Group, Inc.; Perot Systems Corp.; and Sapient Corporation. Scient Inc., which was included in last year's Peer Group, has filed bankruptcy. Viant Inc., which was included in last year's Peer Group, was acquired by Divine Inc. Scient Inc. and Viant Inc. have been replaced in the Peer Group by Electronic Data Systems and Perot Systems Corp.*
---------------
* Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"), neither the "Compensation Committee Report on Executive Compensation" nor the material under the caption "Stockholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act, as amended (the "Exchange Act"), nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act").

                            MANAGEMENT COMPENSATION

GENERAL

     The following table sets forth all compensation awarded or earned during the last three fiscal years by the Chief Executive Officer, and the three other executive officers who were serving at the end of our last completed fiscal year (the "NAMED EXECUTIVE OFFICERS"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                        ANNUAL COMPENSATION(1)               COMPENSATION
                             ---------------------------------------------   ------------
                                                                              SECURITIES
                             FISCAL                           OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY(2)      BONUS    COMPENSATION    OPTIONS(#)    COMPENSATION(3)
---------------------------  ------   ---------      -----    ------------    ----------    ---------------
Richard D. Helppie, Jr....    2002    $327,615      $     0       $ 0           43,214          $1,136
  Chief Executive Officer     2001     337,012            0         0                0           1,178
                              2000     329,236            0         0           45,000           1,405
Charles O. Bracken........    2002    $312,746      $     0       $ 0           20,000          $1,110
  Executive Vice President    2001     320,008            0         0           50,000           1,149
                              2000     320,000       20,000         0           50,000           1,376
George S. Huntzinger......    2002    $291,771      $     0       $ 0           20,000          $1,070
  President and Chief         2001     286,000            0         0          200,000           1,106
  Operating Officer.......    2000      58,300(4)         0         0                0             222
Richard R. Sorensen.......    2002    $215,008      $     0       $ 0           20,000          $  978
  Chief Financial Officer     2001     219,231            0         0           50,000           1,005
                              2000     200,000            0         0           20,000           1,203

---------------
(1) Effective January 4, 1999, we entered into agreements with Messrs. Helppie and Bracken which provided them with aggregate potential annual compensation of $967,000, comprised of base salary and bonus compensation under their 2002 bonus plan that is awarded at the discretion of the Board of Directors and is based on various factors such as achievement of performance criteria. Effective September 15, 2002, we entered into an agreement with Mr. Huntzinger which provided him with annual compensation of $336,000. Effective January 7, 2001, we entered into an agreement with Mr. Sorensen, which provided him with annual compensation of $220,000.

(2) The aggregate compensation opportunity, including both salary and bonus, of the Named Executive Officers as a group in 2002 was $1,633,000. However, the Named Executive Officers received actual compensation in 2002 of only $1,147,000 due to our financial performance. The Named Executive Officers voluntarily forfeited a portion of their salaries and did not receive bonus in 2002.

(3) Represents amounts paid by us during fiscal 2002 for (i) long-term and short-term disability insurance premiums as follows: Messrs. Helppie, Bracken, Huntzinger and Sorensen -- $688 each; and (ii) life insurance premiums for which we are not the beneficiary as follows: Mr. Helppie -- $448, Mr. Bracken -- $422, Mr. Huntzinger -- $382 and Mr. Sorensen -- $290.

(4) Represents Mr. Huntzinger's compensation from October 11, 2000, the date on which he joined Superior, until December 31, 2000.

EXECUTIVE OPTION GRANTS

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 2002.

                          OPTION GRANTS IN FISCAL 2002

                                        INDIVIDUAL GRANTS
                        -------------------------------------------------
                                      PERCENT OF                                              POTENTIAL REALIZABLE VALUE
                        NUMBER OF       TOTAL                                 STOCK PRICE       AT ASSUMED ANNUAL RATES
                        SECURITIES     OPTIONS      EXERCISE                  COMPOUNDED      OF STOCK PRICE APPRECIATION
                        UNDERLYING    GRANTED TO     PRICE                     ANNUALLY           FOR OPTION TERM(1)
                         OPTIONS     EMPLOYEES IN     PER      EXPIRATION   ---------------   ---------------------------
NAME                     GRANTED     FISCAL 2002    SHARE(2)      DATE        5%      10%          5%            10%
----                    ----------   ------------   --------   ----------   ------   ------   ------------   ------------
Richard D. Helppie,
  Jr. ................    18,750         2.7%        $8.500       1/7/12    $13.85   $22.05     $100,313       $254,063
                           8,569         1.2%         6.699      2/27/12     10.91    17.38       36,084         91,525
                          11,431         1.6%         6.090      2/27/12      9.92    15.80       43,781        110,995
                           4,464         0.6%         1.960     11/11/12      3.19     5.08        5,491         13,928
Charles O. Bracken....    20,000         2.9%         6.090      2/27/12      9.92    15.80       76,600        194,200
George S.
  Huntzinger..........    20,000         2.9%         6.090      2/27/12      9.92    15.80       76,600        194,200
Richard R. Sorensen...    20,000         2.9%         6.090      2/27/12      9.92    15.80       76,600        194,200

---------------
(1) In accordance with SEC rules, these columns show gains that might be realized upon exercise of the options immediately prior to their expiration, assuming Common Stock appreciated at the compounded rates over the term of the option. This valuation is hypothetical; if the stock price does not increase above the exercise price, compensation to the Named Executive Officers will be zero.

(2) Of the 43,214 options granted to Mr. Helppie, 18,750 become exercisable on a quarterly basis (1,875 options per quarter), beginning on April 1, 2002; 20,000 become exercisable on February 29, 2004; and of the remaining 4,464 options, 1,785 became exercisable on December 31, 2002, and 2,679 became exercisable on May 20, 2003. The options granted to Messrs. Bracken, Huntzinger and Sorensen become exercisable on February 29, 2004.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning stock options exercised by the Named Executive Officers during 2002, as well as the value of unexercised options held by such persons on December 31, 2002. The values for in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $2.64 per share, the closing price of the Common Stock as reported by the NASDAQ National Market on December 31, 2002) also are included.

                   AGGREGATE OPTION EXERCISES IN FISCAL 2002
                       AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                            ACQUIRED                      DECEMBER 31, 2002             DECEMBER 31, 2002
                              UPON        VALUE      ---------------------------   ---------------------------
NAME                        EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        --------   -----------   -----------   -------------   -----------   -------------
Richard D. Helppie, Jr....     0           $ 0          52,410         35,804        $1,214         $1,822
Charles O. Bracken........     0             0         120,000         75,000             0              0
George S. Huntzinger......     0             0          10,000        220,000             0              0
Richard R. Sorensen.......     0             0          22,600         88,400             0              0

---------------
(1) Calculated as the difference between the fair market value of our Common Stock at the time of the option exercise and the exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     Richard D. Helppie, Jr.'s compensation agreement provided for an annual salary of up to $337,000 in 2002 and his bonus plan provided for an annual bonus in 2002 of an amount not more than $150,000. Mr. Helppie's compensation shall be subject to review by the Compensation Committee of the Board.

     Charles O. Bracken's employment agreement provided for his employment as Executive Vice President at an annual base salary of up to $320,000 in 2002 and his bonus plan provided for an annual bonus of up to $160,000. Under the employment agreement, Mr. Bracken is subject to noncompetition, nonsolicitation and nondisclosure covenants.

     The employment or compensation agreements with each of Mr. Helppie and Mr. Bracken provide salary continuation benefits in the event that the executive officer's employment is terminated by us for any reason other than for cause, which means gross misconduct, embezzlement or attempted embezzlement of money or property of ours or a subsidiary or an affiliate, the executive officer's perpetration or attempted perpetration of fraud on us or a subsidiary or an affiliate, or the executive officer's participation in a fraud or attempted fraud on us. Upon termination for any reason other than for cause, the officer shall receive his base salary for a period of two years in the case of Mr. Helppie and one year in the case of Mr. Bracken from the date of termination and his bonus, if any, earned up through and including the date of termination. In addition, any stock options granted up to the date of termination vest immediately upon termination, but no new stock options will be granted after the date of termination.

     The employment or compensation agreements with each of Mr. Helppie and Mr. Bracken also provide salary continuation benefits in the event that the executive officer's employment is terminated due to a Change in Control of the Company. Upon such termination, the executive officer will receive a lump sum payment in an amount equal to three times the full annual base salary in effect for the year of termination plus three times the full year's bonus opportunity in effect for the year of termination. In addition, stock options granted up to the date of termination vest immediately upon termination; however, no new stock options will be granted after the date of termination.

     George S. Huntzinger's employment agreement provided for his employment, as President and Chief Operating Officer at an annual base salary of up to $336,000 in 2002. Under the employment agreement, Mr. Huntzinger is subject to noncompetition, nonsolicitation and nondisclosure covenants.

     The employment agreement with Mr. Huntzinger provides salary continuation benefits in the event that his employment is terminated by us for any reason other than for cause, which means the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to us or any of our subsidiaries or any of our respective customers or suppliers, conduct causing us or any of our subsidiaries substantial public disgrace or disrepute, substantial and repeated failure continuing after written notice thereof to perform duties of the office held by Mr. Huntzinger as reasonably directed by the Chief Executive Officer, gross negligence or willful misconduct with respect to us or any of our subsidiaries, or any material breach of the noncompetition, nonsolicitation and nondisclosure covenants of the employment agreement. Upon termination for any reason other than for cause, Mr. Huntzinger shall receive his base salary as if he were employed through December 31, 2003, or for a period of six months from the date of termination, whichever is less. Mr. Huntzinger's rights under our other benefit plans and programs shall be determined in accordance with the terms of such plans and programs as in effect on the date of termination.

     Richard R. Sorensen's employment agreement provided for an annual base salary of up to $220,000 in 2002 and a bonus opportunity of up to $110,000 in 2002. Under the employment agreement, Mr. Sorensen is subject to noncompetition, nonsolicitation and nondisclosure covenants. In the event of Mr. Sorensen's employment termination due to a Change in Control of the Company, Mr. Sorensen will receive salary continuation benefits in a lump sump payment in an amount equal to three times his full annual base salary in effect for the year of termination.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any matter not described herein should properly come before the meeting, the persons named in the proxy card will vote the shares in accordance with their best judgment. At the time this Proxy Statement went to press, we knew of no other matters which might be presented for stockholder action at the Annual Meeting.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1995, we loaned Mr. Bracken $500,000, evidenced by a term promissory note bearing interest at 7.71% per annum. The note provides for equal annual payments of principal and interest of $50,000, payable on December 31 of each year beginning December 31, 1995 with the entire unpaid principal balance due on December 31, 2015. At our option, the entire outstanding indebtedness under the note may be accelerated in the event that Mr. Bracken's employment with us is terminated. The largest amount of indebtedness outstanding under such note during fiscal 2002 was approximately $522,000 as of December 30, 2002.

     In May 2001, in connection with the purchase of common stock from a former executive of ours, Mr. Aprahamian assumed an existing term promissory note payable to Superior in the principal amount of $203,907. This note bears interest at 7.71% per annum and provides for equal annual payments of principal and interest of $25,000, payable on December 31, of each year, with the entire unpaid principal balance due on December 31, 2015. All amounts due under this note will become immediately payable in the event that (a) Mr. Aprahamian resigns as a director, (b) Mr. Aprahamian elects not to stand for reelection as a director or (c) there is a Change in Control of the Company, as defined in a certain Shareholder Agreement entered into by Mr. Aprahamian and Superior. The largest amount of indebtedness outstanding under such note during fiscal 2002 was approximately $211,000 as of December 29, 2002.

     During 2000, we sold 200,000 shares of our common stock for fair market value to each of Mr. Aprahamian and Mr. Huntzinger, in exchange for cash and promissory notes totaling $611,080. The original notes bore interest at 9.5% per annum and required payment of all accrued interest and principal in October 2002. Effective July 25, 2002, the promissory notes were amended to reduce the interest rate of the notes to a per annum rate equal to the prime rate plus 1% and extend the payment due date of all unpaid accrued interest and principal to December 31, 2003. The effective interest rate at December 31, 2002, was 5.25%. The largest amount of indebtedness outstanding under Mr. Aprahamian's note during fiscal 2002 was approximately $366,000 as of December 31, 2002. The largest amount of indebtedness outstanding under Mr. Huntzinger's note during fiscal 2002 was approximately $366,000 as of December 31, 2002.

     We lease an office facility from an entity partially owned by two stockholders. Net rent expense for this lease was approximately $470,000, $450,000 and $411,000 for the years ended December 31, 2000, 2001 and 2002, respectively. The rent expense was offset by sublease income of approximately $69,000, $107,000 and $190,000 for the years ended December 31, 2000, 2001 and
2002, respectively.

     Previously, we chartered aircraft from Clearwater Aviation, Inc., of which Mr. Helppie was the sole stockholder. Payments under this arrangement with Clearwater Aviation, Inc. totaled approximately $260,000 in 2000 and $71,000 in 2001. In 2002, we chartered aircraft from RDH II, LLC, of which Mr. Helppie is the sole member. Payments under this arrangement with RDH II, LLC totaled approximately $20,000 in 2002. These arrangements were approved by a majority of all of the independent and disinterested members of the Board of Directors.

     Mr. Saslow, a Director, was a shareholder in the law firm of Butzel Long, PC, Detroit, Michigan. Butzel Long and Mr. Saslow's prior firm Butzel, Keidan, Simon, Myers & Graham, have been our outside general counsel since 1985. Mr. Saslow joined us as a Vice President and General Counsel in January 1997.

     During the years ended December 31, 2000 and 2001, we recognized revenue of approximately $4,100,000 and $1,587,000, respectively, from entities in which we had an equity interest. During the year ended December 31, 2002, we did not recognize any revenue from entities in which we had an equity interest.

                         STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of June 20, 2003 by: (i) each person known by us to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of our directors; (iii) each of the Named Executive Officers; and (iv) all directors and Named Executive Officers as a group. Each officer and director named below has an address in care of our principal executive offices. Except as provided in the footnotes below, we believe that each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such holder, subject to community property laws where applicable.

                                                                SHARES BENEFICIALLY OWNED(1)
                                                                ----------------------------
NAME OF BENEFICIAL OWNER                                         NUMBER              PERCENT
------------------------                                        ---------            -------
Richard D. Helppie, Jr.(2)(3)...............................    3,574,776             33.0
Laird Norton Financial Group, Inc.(4).......................    1,007,300              9.4
Heartland Advisors, Inc.(7).................................      886,366              8.2
Ronald V. Aprahamian(3)(5)..................................      878,148              8.1
Camden Partners(6)..........................................      807,000              7.0
Charles O. Bracken(3).......................................      515,148              4.7
George S. Huntzinger(3).....................................      488,544              4.5
Richard P. Saslow(3)........................................      114,221              1.1
Richard R. Sorensen(3)......................................       94,344                *
John L. Silverman(3)........................................       69,519                *
Douglas S. Peters(3)........................................       60,071                *
Reginald M. Ballantyne III(3)...............................       57,000                *
Satish K. Tyagi(3)..........................................       40,637                *
All Directors and Executive Officers as a group.............    5,892,408             50.7

---------------
 *  less than 1%

(1) Applicable percentage of ownership as of June 20, 2003 is based upon 10,764,891 shares of Common Stock, which represents all shares outstanding, excluding treasury shares, and is determined by assuming the exercise of options that are held by person (but not those held by any other person) which are exercisable within 60 days of the date hereof. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares shown as beneficially owned.

(2) 3,514,062 shares are held by The Richard D. Helppie, Jr. Trust, of which Mr. Helppie is the sole trustee.

(3) Includes shares issuable upon exercise of options currently exercisable or exercisable within 60 days from the date hereof as follows: Mr. Helppie 60,714 shares; Mr. Aprahamian 34,000 shares; Mr. Bracken 175,000 shares; Mr. Huntzinger 210,000 shares; Mr. Saslow 106,200 shares; Mr. Sorensen 78,800 shares; Mr. Silverman 54,000 shares; Mr. Peters 57,000 shares; Mr. Ballantyne 57,000 shares; and Mr. Tyagi 24,000 shares.

(4) According to the Report on SEC's Schedule 13F, as of March 31, 2003, Laird Norton Financial Group, Inc. ("LNFG") may be deemed to share voting and dispositive power of 1,007,300 shares of our Common Stock. Of the 1,007,300 shares of our Common Stock, a subsidiary of LNFG, Wentworth, Hauser & Voilich ("WENTWORTH"), may be deemed to share voting and dispositive power of 790,000 shares of Common Stock with certain persons to whom Wentworth serves as an investment adviser. The remaining 217,300 shares of Common Stock are held by another subsidiary of LNFG, Laird Norton Trust Company.

(5) Includes 3,000 shares held for the benefit of Polly Aprahamian, Mr. Aprahamian's mother, over which Mr. Aprahamian exercises voting and dispositive power.

(6) We have issued to Camden Partners Strategic Fund II-A ("CAMDEN A") and Camden Partners Strategic Fund II-B ("CAMDEN B") warrants to purchase an aggregate of 807,000 shares of our Common Stock pursuant to a Securities Purchase Agreement dated as of June 9, 2003. Camden A and Camden B may be deemed to share voting and dispositive power of all 807,000 shares of Common Stock.

(7) According to the Report on SEC's Schedule 13F, as of March 31, 2003, Heartland Advisors, Inc. ("HEARTLAND") may be deemed to have dispositive power over 886,366 shares of our Common Stock by virtue of its investment discretion and in some cases voting power over client securities, which may be revoked; and William J. Nasgovitz may be deemed to have voting power over 886,366 shares of our Common Stock as a result of his position with and stock ownership of Heartland and his position as an officer and director of Heartland Group, Inc. which could be deemed to confer upon him voting and/or investment power over the shares Heartland beneficially owns.

              SECTION 16(A) BENEFICIAL OWNER REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and any persons who own more than ten percent (10%) of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2002, all such Section 16(a) filing requirements were complied with, except for a Form 5 which was required to be filed by Mr. Tyagi by February 14, 2003 and was filed on February 20, 2003, and Form 4s, which were required to be filed on December 13, 2002 and December 15, 2002 by each of Mr. Helppie, Mr. Aprahamian, Mr. Huntzinger and Mr. Sorensen and were filed on March 20, 2003.

               STOCKHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT

     Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2004 Annual Meeting of Stockholders should submit the proposal in writing to: Secretary, Superior Consultant Holdings Corporation, 17570 West Twelve Mile Road, Southfield, Michigan 48076. We must receive a proposal by February 23, 2004 in order to consider it for inclusion in the Proxy Statement for the 2004 Annual Meeting of Stockholders.

     For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on June 9, 2004 and advise stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on June 9, 2004.

                               VOTING PROCEDURES

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP, our independent public accountants, has audited our financial statements for the fiscal year ended December 31, 2002. We expect representatives of Grant Thornton LLP to be present at the Meeting and to be available to respond to appropriate questions from stockholders. The Grant Thornton LLP representatives will be given an opportunity to make a statement if they desire.

                               OTHER INFORMATION

     A copy of the Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2002 (excluding exhibits) will be furnished, without charge, by writing to Susan Synor, Investor Relations, Superior Consultant Holdings Corporation, 17570 West Twelve Mile Road, Southfield, Michigan 48076.

                            SOLICITATION OF PROXIES

     All expenses incident to the solicitation of proxies by Superior will be paid by us. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more of our employees, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

     The above Notice of Annual Meeting and Proxy Statement are sent by order of the Board of Directors.

                                          SUSAN M. SYNOR
                                          Secretary

Southfield, Michigan
June 23, 2003

--------------------------------------------------------------------------------
PROXY - SUPERIOR CONSULTANT HOLDINGS CORPORATION
--------------------------------------------------------------------------------

17570 WEST TWELVE MILE ROAD
SOUTHFIELD, MICHIGAN 48076

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The stockholder indicated on the reverse side of this proxy card (the "Stockholder") hereby appoints Richard D. Helppie, Jr. and Richard P. Saslow, and each of them, as Proxies with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy card, all the shares of common stock, par value $0.01 per share, of Superior Consultant Holdings Corporation (the "Company") held of record by the Stockholder on May 26, 2003, at the Annual Meeting of Stockholders when convened on Thursday, July 24, 2003, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO SELECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSAL 1.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE COMPANY AT 1-248-386-8300.

(Continued and to be signed on reverse side)

                                                                      S U P C  1

SUPERIOR CONSULTANT HOLDINGS CORPORATION

                                              XXXXXXXXXX


                                              HOLDER ACCOUNT NUMBER

                                              XXXXXXXXXXX                  I N D


                                              [ ] Mark this box with an X if
                                                  you have made changes to your
                                                  name or address details above.

--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A   ELECTION OF CLASS I DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees, for a term expiring at the Annual Meeting of Stockholders in 2006:

                              FOR     WITHHOLD
01 - Douglas S. Peters        [ ]       [ ]

02 - Satish K. Tyagi          [ ]       [ ]

03 - Charles O. Bracken       [ ]       [ ]


B   ISSUES

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.






C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If as a partnership, please sign in full partnership name by authorized person.

Signature 1 - Please      Signature 2 - Please
keep signature within     keep signature within
the box                   the box                   Date (mm/dd/yyyy)
[                     ]   [                     ]   [[ ][ ]/[ ][ ]/[ ][ ][ ][ ]]



                                    1 U P X                   0021731